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                                                                    Exhibit 99.1
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                                                                   PRESS RELEASE
[Ahold Logo]                                                       -------------

                                                        Royal Ahold
                                                        Public Relations


                                                        Date:  April 10, 2000
                                          For more information +31 75 659 57 20

Ahold successfully completes
tender offer for U.S. Foodservice

Zaandam, The Netherlands/Columbia, Maryland (USA), April 10, 2000-Royal Ahold, the international food provider, and U.S. Foodservice, America's second-largest broadline foodservice distributor, today announced the successful completion of Ahold's tender offer for all outstanding shares of common stock of U.S. Foodservice.

Based on preliminary information provided by the depositary, a total of 100,400,644.68 shares of common stock were validly tendered. This total represents approximately 97.4% of the 103,091,686.49 outstanding shares of common stock. Ahold will accept these shares for payment on Tuesday, April 11, 2000. This share amount includes 11,545,654 shares subject to guarantees of delivery. Ahold's tender offer for U.S. Foodservice, which commenced on March 13, 2000, expired at 12:00 midnight on April 7, 2000.

Ahold intends to make prompt payment for the shares of common stock validly tendered pursuant to the tender offer. The company will then merge its wholly-owned acquisition subsidiary into U.S. Foodservice, resulting in U.S. Foodservice becoming a wholly-owned subsidiary of Ahold USA. The merger is expected to close no later than April 12, 2000. As a result of this transaction, Ahold USA will become a USD 30 billion multi-channel food provider servicing over 20 million US households every week through its solid store network, institutional operations and the internet.

U.S. Foodservice

U.S. Foodservice, with annualized sales of close to USD 7 billion, is one of the largest broadline foodservice distributors in the United States. The company distributes food and related products to restaurants and institutional foodservice establishments across the continental United States. U.S. Foodservice markets and distributes national, private label and signature brand items to over 143,000 foodservice customers, including restaurants, hotels, healthcare facilities, cafeterias and schools. U.S. Foodservice's diverse customer base encompasses independent and chain businesses as well as consumers through its e-commerce website www.nextdaygourmet.com.
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                                   Albert Heijnweg 1, Zaandam
                                   P.O. Box 3050, 1500 HB Zaandam
                                   The Netherlands
                                   Phone: +31 (0)75 659 5720
                                   Fax:   +31 (0)75 659 8302

Royal Ahold

Ahold operates 4,000 supermarkets, superstores, hypermarkets and other store formats in the United States, Europe, Latin America and Asia, with 1999 sales of Euro 33.6 billion and net earnings of Euro 752.1 million. The company employs over 300,000 associates and serves approximately 30 million customers every week. Ahold shares are listed in Amsterdam, Zurich and as ADRs on the New York Stock Exchange (AHO).

Ahold Public Relations, tel.: +31 75 659 5720
After office hours: Hans Gobes: +31 6 55 82 22 98; Jan Hol: +31 6 22 93 31 37





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This press release includes forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially, including risks associated with completion of a definitive agreement for the venture and related approvals, acceptance of the exchange model within the industry, unanticipated costs, competition from other providers, technological challenges and other factors. This press release does not constitute an offer; an offer may only be made by means of a prospectus.
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